Allegheny Ludlum Corporation               Exhibit 11
                       Computation Per Share Earnings
                      (Dollars and Shares in Thousands
                          Except Per Share Amounts)

                          Fiscal Quarter Ended           Six Months Ended
                        -----------------------       ---------------------
                         July 3,      July 4,          July 3,     July 4,
                           1994        1993             1994         1993
                        ---------     --------        ---------   ---------
PRIMARY

Net (loss) income       $(29,179)     $18,601           $(11,061)   $36,873
                         --------      ------            --------    ------

Weighted average number
 of common shares         70,792       65,874             70,865     65,852

Per share of common stock:

Net (loss) income          $(.41)        $.28              $(.15)      $.56
                         =======       ======            =======     ======

FULLY DILUTED(1)
- - -------------
  Net income                          $18,601                       $36,873
  Tax effected interest
    related to 5-7/8%
    convertible subor-
    dinated debentures                    886                         1,775
                                       ------                        ------
Adjusted Net Income                   $19,487                       $38,645
                                       ======                        ======
Weighted average number
  of common shares                     65,874                        65,852
Weighted average number
  of convertible
  subordinated debenture
  common shares on an
  "if converted" basis                  4,938                         4,938

Weighted average number
  of common shares
  related to employee
  stock plans(2)                          452                           452
                                       ------                        ------
                                       71,264                        71,242
Net income per share of
  common stock                           $.27                          $.54
                                       ======                        ======

(1) Anti-dilutive in the 1994 periods.
(2) Not used in primary calculation due to dilution being less than 3%